 EXHIBIT 10.1(d)

Fourth Amendment to Merger Agreement dated September 13, 2022

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4th Amendment to Merger and Reorganization Agreement

Merger and Reorganization Agreement is amended as follows:

Article 5(e)(10) is amended and date is extended from June 30, 2023 to September 30, 2023.

Dated: June 21, 2023

Signed by:

Dana Green President GlobalTech Corporation

Babar Ali Syed

President

WorldCall Holding Inc.

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